UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019 (June 3, 2019)

CORNERSTONE BUILDING BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway, Suite 400 Cary, North Carolina	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 975-9436

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey S. Lee as Chief Financial Officer of the Company

On January 7, 2019, Cornerstone Building Brands, Inc. (formerly known as NCI Building Systems, Inc., the “Company”) issued a press release announcing the retirement of its Executive Vice President, Chief Financial Officer, Shawn K. Poe, effective May 31, 2019. On June 3, 2019, in connection with Shawn K. Poe’s retirement, the Board of Directors of the Company appointed Jeffrey S. Lee as Executive Vice President, Chief Financial Officer (“CFO”) of the Company, effective June 17, 2019.

Mr. Lee, age 50, was employed by Wilsonart International Holdings LLC (“Wilsonart”) from 2014 to 2019, where he served as Vice President and Chief Financial Officer and was responsible for the accounting and finance functions as well as providing overall financial guidance and support for the company. Prior to joining Wilsonart, Mr. Lee served as Senior Vice President, Chief Financial Officer for Contech LLC from 2007 to 2014 and was responsible for the accounting, finance and information technology functions. Mr. Lee has a B.S. from University of Utah in Accounting and an M.B.A. from Duke Fuqua School of Business.

There are no family relationships between Mr. Lee and any director or executive officer of the Company, and Mr. Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his commencement of employment as CFO of the Company, Mr. Lee is expected to enter into an employment agreement with the Company (the “Employment Agreement”). The terms below are the expected material terms of the Employment Agreement.

The term of the Employment Agreement runs for a period of two years from Mr. Lee’s commencement of employment with the Company, subject to automatic one-year extensions thereafter, unless either party gives notice of non-renewal. The Employment Agreement specifies Mr. Lee’s position as CFO, as well as his general duties with the Company during his term of employment. In addition, the Employment Agreement provides Mr. Lee with (i) an annual base salary of $560,000; (ii) a target annual bonus opportunity under the Company's cash annual incentive plan equal to 80% of his annual base salary, with a maximum payout of 160% of his annual base salary, based on performance goals to be established by the Compensation Committee of the Board of Directors of the Company (subject to a minimum payment of $400,000 for 2019); (iii) an initial long-term equity incentive award, expected to be granted on June 17, 2019, having a total target grant date fair value equal to $1.5 million, comprised 40% of stock options, 40% of restricted stock units and 20% of performance share units; (iv) an annual long-term incentive grant for 2020 having a total target grant date fair value equal to $1,500,000, comprised of the same combination of equity awards, granted at the same time and having the same terms and conditions as the equity awards granted to other senior executives of the Company in 2020; (v) a one-time cash signing bonus equal to $25,000; and (vi) a right to participate in the Company’s employee benefit plans and perquisite programs on the same terms as other Company executives. The Employment Agreement also includes a perpetual confidentiality covenant, and customary restrictive covenants (non-competition, non-solicitation, non-disparagement, and non-interference) that apply during Mr. Lee’s employment and for a period of one year thereafter.

The Employment Agreement provides for severance payments and termination benefits upon a future termination of Mr. Lee’s employment by the Company without “cause” or by Mr. Lee for “good reason” (each, a “Qualifying Termination”). Upon a Qualifying Termination (other than within 24 months after a change in control of the Company or during the pendency of a change in control transaction), the Employment Agreement provides for: (i) payment of one times Mr. Lee’s then-current base salary, payable in equal installments on regular payroll dates over the course of the one year period immediately following the date of termination; (ii) a pro-rated annual bonus based on actual performance in the year of termination, paid in a lump sum no later than March 15th following the year of termination; and (iii) up to twelve months of continued medical and dental COBRA coverage at active employee rates.

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Upon a Qualifying Termination within 24 months following a change in control (or during the pendency of a change in control transaction), the Employment Agreement provides for: (i) the same cash severance payment due upon a qualifying termination prior to a change in control (except that, to the maximum extent practicable, such payment is to be made in a lump sum); (ii) an additional lump-sum cash severance payment in an amount equal to the sum of (x) one times the executive’s then-current base salary and (y) two times Mr. Lee’s target annual bonus for the fiscal year in which the termination occurs; (iii) a pro-rated annual bonus payment based on actual performance in the year of termination, paid in a lump sum no later than March 15th following the year of termination; and (iv) up to eighteen months of continued medical and dental COBRA coverage at active employee rates.

In all cases, the severance payments are conditioned on Mr. Lee executing a general release and waiver of claims.

If Mr. Lee’s payments and benefits under the Employment Agreement are subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, then he will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, depending on which of these two approaches yields the best after tax outcome for Mr. Lee as determined by a third-party accounting firm.

Item 8.01. Other Events.

On June 3, 2019, the Company issued a press release to announce the appointment of Mr. Lee as Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 3, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, Chief Legal, Risk & Compliance Officer, and Corporate Secretary

Date: June 3, 2019

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